Exhibit 1(a)



                  PRUDENTIAL-BACHE GOVERNMENT SECURITIES TRUST



                              AMENDED AND RESTATED

                              DECLARATION OF TRUST





                             Dated September 6, 1988

                                                                        PAGE

ARTICLE I -- NAME AND DEFINITIONS                                        2



   Section 1.1.  Name                                                    2

   Section 1.2.  Definitions                                             2



ARTICLE II -- TRUSTEES                                                   4



   Section 2.1.  Number of Trustees                                      4

   Section 2.2.  Election and Term                                       4

   Section 2.3.  Resignation and Removal                                 4

   Section 2.4.  Vacancies                                               5

   Section 2.5.  Delegation of Power to
                   Other Trustees                                        5



ARTICLE III -- POWERS OF TRUSTEES                                        6



   Section 3.1   General                                                 6

   Section 3.2   Investments                                             6

   Section 3.3   Legal Title                                             7

   Section 3.4   Issuance and Repurchase of Securities                   8

   Section 3.5   Borrowing Money; Lending Trust Assets

   Section 3.6   Delegation; Committees                                  8

   Section 3.7   Collection and Payment                                  8

   Section 3.8   Expenses                                                8

   Section 3.9   Manner of Acting; By-Laws                               9

   Section 3.10  Miscellaneous Powers                                    9

   Section 3.11  Principal Transactions                                 10



ARTICLE IV -- MANAGER, DISTRIBUTOR AND TRANSFER AGENT                   11



   Section 4.1   Manager                                                11

   Section 4.2   Distributor                                            11

   Section 4.3   Transfer Agent                                         11

   Section 4.4   Parties to Contract                                    12

ARTICLE V -- LIMITATIONS OF LIABILITY
               OF SHAREHOLDERS, TRUSTEES
               AND  OTHERS                                              13



   Section 5.1.  No Personal Liability of
                   Shareholders, Trustees, etc.                         13

   Section 5.2.  Non-Liability of Trustees, etc.                        13
   Section 5.3.  Indemnification                                        13

   Section 5.4.  No Bond Required of Trustees                           14

   Section 5.5.  No Duty of Investigation;
                   Notice in Trust
                   Instruments, etc.                                    14

   Section 5.6.  Reliance on Experts, etc.                              15



ARTICLE VI -- SHARES OF BENEFICIAL INTEREST                             16



   Section 6.1.  Beneficial Interest                                    16

   Section 6.2.  Rights of Shareholders                                 16

   Section 6.3.  Trust Only                                             16

   Section 6.4.  Issuance of Shares                                     17

   Section 6.5.  Register of Shares                                     17

   Section 6.6.  Transfer of Shares                                     18

   Section 6.7.  Notices                                                18

   Section 6.8.  Voting Powers                                          18

   Section 6.9.  Series or Classes of Shares                            19



ARTICLE VII -- REDEMPTIONS                                              22



   Section 7.1.  Redemptions                                            22

   Section 7.2.  Redemption of Shares;
                    Disclosure of Holding                               22

   Section 7.3.  Redemptions of Accounts of $500 or Less                23

   Section 7.4.  Redemptions Pursuant to
                    Constant Net Asset Value Provisions                 23

                                                                       PAGE

ARTICLE VIII -- DETERMINATION OF NET ASSET VALUE,

                  NET INCOME AND DISTRIBUTIONS



   Section 8.1.  Net Asset Value                                        24

   Section 8.2   Distributions to Shareholders                          24

   Section 8.3   Determination of Net Income;
                   Reduction of Outstanding
                   Shares                                               25

   Section 8.4   Power to Modify Foregoing Procedures                   25



ARTICLE IX - DURATION; TERMINATION OF TRUST;
                AMENDMENT; MERGERS, ETC.                                26



   Section 9.1.  Duration                                               26

   Section 9.2.  Termination of Trust                                   26

   Section 9.3.  Amendment Procedure                                    27

   Section 9.4.  Merger, Consolidation and
                   Sale of Assets                                       28

   Section 9.5.  Incorporation                                          28



ARTICLE X -- REPORTS TO SHAREHOLDERS                                    30



ARTICLE XI -- MISCELLANEOUS                                              31



   Section 11.1. Filing                                                 31

   Section 11.2. Resident Agent                                         31

   Section 11.3. Governing Law                                          31

   Section 11.4. Counterparts                                           31

   Section 11.5. Reliance by Third Parties                              31

   Section 11.6. Provisions in Conflict with
                   Law or Regulations                                   32



SIGNATURE PAGE                                                          32

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

                  PRUDENTIAL-BACHE GOVERNMENT SECURITIES TRUST

                (formerly Chancellor Government Securities Trust)





                             Dated September 6, 1988



         THE AMENDED AND RESTATED DECLARATION OF TRUST of Prudential-Bache

Government Securities Trust is made this sixth day of September, 1988 by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust,

and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of

Trust and are then in office, being hereinafter called the "Trustees").



                          W  I  T  N  E  S  S  E  T  H:
                          -  -  -  -  -  -  -  -  -  --



         WHEREAS, the Trustees desire to form a trust fund under the laws of

Massachusetts for the investment and reinvestment of funds contributed thereto;

and



         WHEREAS, it is proposed that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest as hereinafter provided;



         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit:

                                   ARTICLE I



                              NAME AND DEFINITIONS



         SECTION 1.1. NAME. The name of the trust created hereby is the

Prudential-Bache Government Securities Trust.



         SECTION 1.2. DEFINITIONS. Wherever they are used herein, the following terms have the following respective meanings:



         (a) "BY-LAWS" means the By-Laws referred to in Section 3.9 hereof, as from time to time amended.



         (b) the terms "COMMISSION", "AFFILIATED PERSON" and "INTERESTED PERSON"

have the meanings given them in the 1940 Act.



         (c) "DECLARATION" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "DECLARATION", "HEREOF",

"HEREIN" and "HEREUNDER" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.



         (d) "DISTRIBUTOR" means the party, other than the Trust, to the contract described in Section 4.2 hereof.



         (e) "FUNDAMENTAL POLICIES" shall mean the investment restrictions set forth in the Prospectus and designated as fundamental policies therein.



         (f) "MAJORITY SHAREHOLDER VOTE" means the vote of the holders of a majority of Shares, which shall consist of: (i) a majority of Shares represented in person or by proxy and entitled to vote at a meeting of Shareholders at which a quorum, as determined in accordance with the By-Laws, is present; (ii) a majority of Shares issued and outstanding and entitled to vote when action is taken by written consent of Shareholders; and (iii) a "majority of the outstanding voting securities", as that phrase is defined in the 1940 Act, when action is taken by Shareholders with respect to approval of an investment advisory or management contract or an underwriting or distribution agreement or continuance thereof.

         (g) "MANAGER" means the party, other than the Trust, to the contract described in Section 4.1 hereof.



         (h) "1940 ACT" means the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time.



         (i) "PERSON" means and includes individuals, corporations,

partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.



         (j) "PROSPECTUS" means the prospectus constituting part of the

Registration Statement of the Trust under the Securities Act of 1933 as such prospectus may be amended or supplemented and filed with the Commission from time to time.



         (k) "SHAREHOLDER" means a record owner of outstanding Shares.



         (1) "SHARES" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the shares of any and all series or classes which may be established by the Trustees, and includes fractions of Shares as well as whole Shares.



         (m) "TRANSFER AGENT" means the party, other than the Trust, to the contract described in Section 4.3 hereof.



         (n) "TRUST" means the Prudential-Bache Government Securities Trust.



         (o) "TRUST PROPERTY OR TRUST ESTATE" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.



         (p) "TRUSTEES" mean the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed,

qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                                   ARTICLE II

                                    TRUSTEES



         SECTION 2.1. NUMBER OF TRUSTEES. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees then in office, provided, however, that the number of

Trustees shall in no event be less than three (3) nor more than fifteen (15).



         SECTION 2.2. ELECTION AND TERM. The Trustees shall be elected by a

Majority Shareholder Vote at the first meeting of Shareholders following the initial public offering of Shares of the Trust. The Trustees shall have the power to set and alter the terms of office of the Trustees, and they may at any time lengthen or lessen their own terms or make their terms of unlimited duration, subject to the resignation and removal provisions of Section 2.3 hereof. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and may, pursuant to Section 2.4 hereof, appoint Trustees to fill vacancies. The Trustees shall adopt By-Laws not inconsistent with this

Declaration or any provision of law to provide for election of Trustees by

Shareholders at such time or times as the Trustees shall determine to be necessary or advisable.



         SECTION 2.3. RESIGNATION AND REMOVAL. Any Trustee may resign his trust

(without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of

Trustees after such removal shall not be less than the number required by

Section 2.1 hereof) with cause, by the action of two-thirds of the remaining

Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining

Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         SECTION 2.4. VACANCIES. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal,

bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the

Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of Section 16(a) of the 1940 Act, the remaining Trustees or, prior to the public offering of Shares of the Trust, if only one Trustee shall then remain in office, the remaining Trustee, shall fill such vacancy by the appointment of such other person as they or he, in their or his discretion shall see fit, made by a written instrument signed by a majority of the remaining

Trustees or by the remaining Trustee, as the case may be. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees,

provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.4, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the

Trustees shall be conclusive evidence of the existence of such vacancy.



         SECTION 2.5. DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by

power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the

Trustees under this Declaration except as herein otherwise expressly provided.

                                  ARTICLE III

                               POWERS OF TRUSTEES



         SECTION 3.1. GENERAL. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts,

in any and all states of the United States of America, in the District of

Columbia, in foreign countries and in any and all commonwealths, territories,

dependencies, colonies, possessions, agencies or instrumentalities of the United

States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Ally determination as to what is the interests of the

Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.



         The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.



         SECTION 3.2. INVESTMENTS. The Trustees shall have the power to:



         (a) conduct, operate and carry on the business of an investment company;



         (b) subscribe for, invest in reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of securities, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options and other securities of any kind, including,

     without limitation, those issued, guaranteed or sponsored by any and all Persons including, without limitation, states, territories and possessions of the United States, the District of Columbia and any of

     the political subdivisions, agencies or instrumentalities thereof, and by the United States Government or its agencies or instrumentalities, or international instrumentalities, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United

     States or of any state, territory or possession thereof, and of corporations or organizations organized under foreign laws, or in "when issued" or "delayed delivery" contracts for any such securities, or retain

     Trust assets in cash and from time to time change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation,

     the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, power and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the Fundamental Policies be amended.



         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.



         SECTION 3.3. LEGAL TITLE. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The right,

title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.



         3.4. ISSUANCE AND REPURCHASE OF SECURITIES. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell,

reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VIII and IX and Section 6.9 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.



         SECTION 3.5. BORROWING MONEY; LENDING TRUST ASSETS. Subject to the

Fundamental Policies, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other

Person and to lend Trust assets.



         SECTION 3.6. DELEGATION; COMMITTEES. The Trustees shall have power,

consistent with their continuing exclusive authority over the management of the

Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.



         SECTION 3.7. COLLECTION AND PAYMENT. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes,

against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust;

and to enter into releases, agreements and other instruments.



         SECTION 3.8. EXPENSES. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable
compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.



         SECTION 3.9. MANNER OF ACTING; BY-LAWS. Except as otherwise provided herein or in the By-Laws or by any provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of

Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.



         SECTION 3.10. MISCELLANEOUS POWERS. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures,

partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the

Trustees may determine; (d) purchase, and pay for out of Trust Property,

insurance policies insuring the Shareholders, Trustees, officers, employees,

agents, managers, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such

Person against such liability; (e) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees,

officers, employees and agents of the Trust; (f) to the extent permitted by law,

indemnify any person with whom the Trust has dealings, including the Manager,

Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

         SECTION 3.11. PRINCIPAL TRANSACTIONS. Except in transactions permitted by the 1940 Act or any order of exemption issued by the Commission, or effected to implement the provisions of any agreement to which the Trust is a party, the

Trustees shall not, on behalf of the Trust, buy any securities (other than

Shares) from or sell any securities (other than Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Manager, Distributor or Transfer Agent or with any Affiliated

Person of such Person; but the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel,

registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

                                   ARTICLE IV



                     MANAGER, DISTRIBUTOR AND TRANSFER AGENT



         SECTION 4.1. MANAGER. Subject to approval by a Majority Shareholder

Vote, the Trustees may in their discretion from time to time enter into an investment advisory or management contract whereby the other party to such contract shall undertake to furnish the Trust such management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine.

Notwithstanding any provisions of the Declaration, the Trustees may authorize the Manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Manager (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of

Shareholders at such meeting the approval of continuance of any such investment advisory or management contract.



         SECTION 4.2. DISTRIBUTOR. The Trustees may in their discretion from time to time enter into a contract providing for the sale of Shares to net the

Trust not less than the net asset value per Share (as described in Article VIII hereof) and pursuant to which the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV, including, without limitation, the provision for the repurchase or sale of Shares of the Trust by such other party as principal or as agent of the Trust.



         SECTION 4.3. TRANSFER AGENT. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration. Such services may be provided by one or more

Persons.



         SECTION 4.4. PARTIES TO CONTRACT. Any contract of the character described in Section 4.1, 4.2 or 4.3 of this Article IV and any other contract may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be such other party to the contract or an officer,

director, trustee, shareholder, or member of such other party to the contract,

and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV.

The same Person may be the other party to any contracts entered into pursuant to

Sections 4.1, 4.2 and 4.3 above or otherwise, and any Trustee, officer, employee or agent of the Trust may be financially interested or otherwise affiliated with

Persons who are parties to any or all of the contracts mentioned in this

Section 4.4.

                                    ARTICLE V



                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,

                               TRUSTEES AND OTHERS



         SECTION 5.1. NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC. No

Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the

Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its

Shareholders, in connection with Trust Property or the affairs of the Trust,

save only that arising from bad faith, wilful misfeasance, gross negligence or reckless disregard for his or its duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder,

Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability, he or it shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.



         SECTION 5.2. NON-LIABILITY OF TRUSTEES, ETC. No Trustee, officer,

employee or agent of the Trust shall be liable to the Trust, its Shareholders,

or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or its own bad faith, wilful misfeasance, gross negligence or reckless disregard of his or its duties.



         SECTION 5.3. INDEMNIFICATION.



         (a) The Trustees shall provide for indemnification by the Trust of every person who is, or has been, a Trustee or officer of the Trust against all liability and against all expenses reasonably incurred or paid by him in connection
with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof, in such manner not otherwise prohibited or limited by law as the Trustees may provide from time to time in the By-Laws.



         (b) The words "claim," "action," "suit," or proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, "attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.



         SECTION 5.4. NO BOND REQUIRED OF TRUSTEES. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.



         SECTION 5.5. NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS,

ETC. No purchaser, lender, transfer agent or other Person dealing with the

Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation,

contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the

Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the

Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the Trust

Estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the

Trustees or Shareholders individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, its Shareholders, Trustees,

officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the

Trustees in their sole judgment shall deem advisable.

         SECTION 5.6. RELIANCE ON EXPERTS, ETC. Each Trustee and officer or employee or the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Manager, the Distributor, Transfer

Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the

Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI



                          SHARES OF BENEFICIAL INTEREST



         SECTION 6.1. BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest, par value $.01 per share. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees may initially issue whole and fractional shares of a single class, each of which shall represent an equal proportionate share in the Trust with each other Share. The Trustees may divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Trust. Subject to the provisions of Section 6.9 hereof, the Trustees may also authorize the creation of additional series of shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional classes of shares within any series. All Shares issued hereunder including, without limitation,

Shares issued in connection with a dividend in Shares or a split in Shares,

shall be fully paid and nonassessable.



         SECTION 6.2. RIGHTS OF SHAREHOLDERS. The ownership of the Trust

Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their

Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series or class of Shares. Upon liquidation of the Trust, holders of the Shares are entitled to share pro rata in the net assets of the Trust available for distribution to the holders except as provided by Section 6.9(c) with respect to the holders of different series or classes of Shares as provided in Section 6.9.



         SECTION 6.3. TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each

Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the

Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.



         SECTION 6.4. ISSUANCE OF SHARES. The Trustees in their discretion may,

from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times (including, without limitation, each business day in accordance with the maintenance of a constant net asset value per Share),

and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust.

Reductions in the number of outstanding Shares may be made pursuant to the provisions of Section 8.3 in order to maintain a constant net asset value per

Share. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractions of a Share as described in the

Prospectus.



         SECTION 6.5. REGISTER OF SHARES. A register shall be kept at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the

By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares;

however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

         SECTION 6.6. TRANSFER OF SHARES. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer,

employee or agent of the Trust shall be affected by any notice of the proposed transfer.



         Any person becoming entitled to any Shares in consequence of the death,

bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer

Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the

Trustees nor any Transfer Agent or registrar nor any officer or agent of the

Trust shall be affected by any notice of such death, bankruptcy or incompetence,

or other operation of law, except as may otherwise be provided by the laws of the Commonwealth of Massachusetts.



         SECTION 6.7. NOTICES. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.



         SECTION 6.8. VOTING POWERS. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2.2 hereof, (ii)

with respect to any investment advisory or management contract as provided in

Section 4.1, (iii) with respect to termination of the Trust as provided in

Section 9.2, (iv) with respect to any amendment of the Declaration to the extent and as provided in Section 9.3, (1) with respect to any merger, consolidation or sale of assets as provided in Section 9.4, (vi) with respect to incorporation of the Trust to the extent and as provided in Section 9.5, (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the

Shareholders, and (viii) with respect to such additional matters relating to the

Trust as may be required by law, the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust as of the record date, as determined in accordance with the By-Laws, shall not be voted and except that the Trustees may, in conjunction with the establishment of any series or classes of Shares, establish conditions under which the several series or classes shall have separate voting rights or no voting rights. Unless and until otherwise determined by the Trustees, any vote of Shareholders shall be taken without regard to class or series. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the

Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.



         SECTION 6.9. SERIES OR CLASSES OF SHARES. If the Trustees shall divide the Shares of the Trust into two or more series or two or more classes of any series, as provided in Section 6.1 hereof, the following provisions shall be applicable:



         (a) The number of authorized Shares and the number of Shares of each series or of each class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and registered series or class into one or more series or one or more classes that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series or class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series or any class reacquired by the Trust at their discretion from time to time.



         (b) The power of the Trustees to invest and reinvest the Trust Property shall be governed by Section 3.2 of this Declaration with respect to any one or more series which represents the interests in the assets of the Trust immediately prior to the establishment of two or more series and the power of the Trustees to invest and reinvest assets applicable to any other series shall be as set forth in the instrument of the Trustees establishing such series.



         (c) All consideration received by the Trust for the issue or sale of

Shares of a particular series or class together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series or class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the

Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series or class, the Trustees shall allocate them among any one or more of the series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion,

deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series or classes for all purposes.



         (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses,

costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series for all purposes. The

Trustees shall have full discretion, to the extent not inconsistent with the

1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.



         (e) The power of the Trustees to pay dividends and make distributions shall be governed by Section 8.2 of
this Declaration with respect to any one or more series or classes which represents the interests in the assets of the Trust immediately prior to the establishment of two or more series or classes. With respect to any other series or class, dividends and distributions on Shares of a particular series or class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that series or class, from such of the income and capital gains,

accrued or realized, from the assets belonging to that series or class, as the

Trustees may determine, after providing for actual and accrued liabilities belonging to that series or class. All dividends and distributions on Shares of a particular series or class shall be distributed pro rata to the holders of that series or class in proportion to the number of Shares of that series or class held by such holders at the date and time of record established for the payment of such dividends or distributions.



         (f) The Trustees shall have the power to determine the designations,

preferences, privileges, limitations and rights, including voting and dividend rights, of each class and series of Shares.



         (g) The establishment and designation of any series or class of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or class, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular series or class previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series or class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                                   ARTICLE VII



                                   REDEMPTIONS



         7.1. REDEMPTIONS. All outstanding Shares may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such

Shareholder outstanding Shares for an amount per share determined by the

Trustees in accordance with any applicable laws and regulations; provided that

(a) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share or of any class or series of Shares in the assets of the Trust at the time of the redemption or repurchase and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time,

charge fees for effecting such redemption or repurchase, at such rates as the

Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to the 1940 Act, suspend such right of redemption. The procedures for and fees, if any, chargeable in connection with effecting and suspending redemption shall be as set forth in the

Prospectus from time to time. Payment will be made in such manner as described in the Prospectus.



         7.2. REDEMPTION OF SHARES; DISCLOSURE OF HOLDING. If the Trustees

shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such Person a number, or principal amount, of Shares or other securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and

(ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question could in the opinion of the Trustees result in such disqualification.

The redemption shall be effected at a redemption price determined in accordance with Section 7.1.



         The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the

Trustees deem necessary to comply with the provisions of the Internal Revenue

Code, or to comply with the requirements of any other authority.



         SECTION 7.3. REDEMPTIONS OF ACCOUNTS OF $500 OR LESS. The Trustees

shall have the power at any time to redeem Shares of any Shareholder at a redemption price determined in accordance with Section 7.1 if at such time the aggregate net asset value of the Shares in such Shareholder's account is $500 or less. If the Trustees chose to so redeem Shares, a Shareholder will be notified that the value of his account is $500 or less and be allowed sixty (60)

days to make an additional investment before redemption is processed.



         SECTION 7.4. REDEMPTIONS PURSUANT TO CONSTANT NET ASSET VALUE

PROVISIONS. The Trust may also reduce the number of outstanding Shares pursuant to the provisions of Section 8.3.

                                  ARTICLE VIII



                        DETERMINATION OF NET ASSET VALUE,

                          NET INCOME AND DISTRIBUTIONS



         SECTION 8.1. NET ASSET VALUE. The net asset value of each outstanding

Share of the Trust shall be determined on such days and at such time or times as the Trustees may determine. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus. The power and duty to make the daily calculations may be delegated by the Trustees to the Manager, the Custodian, the Transfer Agent or such other person as the

Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.



         SECTION 8.2. DISTRIBUTIONS TO SHAREHOLDERS. The Trustees shall from time to time distribute ratably among the Shareholders such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the

Shareholders additional Shares issuable hereunder in such manner, at such times,

and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholder. of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.



         Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

         SECTION 8.3. DETERMINATION OF NET INCOME; REDUCTION OF OUTSTANDING

SHARES. The Trustees shall have the power to determine the net income of the

Trust one or more times on each business day and at each such determination declare such net income as dividends in additional Shares. The determination of net income and the resultant declaration of dividends shall be as set forth in the Prospectus. It is expected that the Trust will have a positive net income at the time of each determination. If for any reason the net income of the Trust is a negative amount, the Trust shall have authority to reduce the number of its outstanding Shares. Such reduction will be effected by having each Shareholder proportionately contribute to the Trust's capital the necessary Shares that represent the amount of the excess upon such determination. Each Shareholder will be deemed to have agreed to such contribution in these circumstances by his investment in the Trust. The Trustees shall have full discretion to determine whether any cash or property received shall be treated as income or as principal and whether any item of expenses shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the

Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income, the balance, if any, to be treated as principal.



         SECTION 8.4. POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any

of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per

Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, including any rule or regulation adopted pursuant to Section 22 of the 1940 Act by the

Commission or any securities association registered under the Securities

Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified. Without limiting the generality of the foregoing, the Trustees may establish classes or series of

Shares in accordance with Section 6.9.

                                   ARTICLE IX

                            DURATION; TERMINATION OF

                         TRUST; AMENDMENT, MERGERS, ETC.



         SECTION 9.1. DURATION. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.



         SECTION 9.2. TERMINATION OF TRUST. (a) The Trust may be terminated (i)

by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting of Shareholders, or (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares, or by such other vote as may be established by the Trustees with respect to any class or series of Shares, or (iii) by the Trustees by written notice to the

Shareholders. Upon the termination of the Trust:



                  (i) The Trust shall carry on no business except for the

         purpose of winding up its affairs.



                  (ii) The Trustees shall proceed to wind up the affairs of the

         Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up,

         including the power to fulfill or discharge the contracts of the Trust,

         collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sa1e,

         conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require Shareholder approval in accordance with Section 9.4 hereof.



                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding
         agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.



         (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all

Shareholders shall thereupon cease.



         SECTION 9.3. AMENDMENT PROCEDURE. (a) This Declaration may be amended by a Majority Shareholder Vote. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this

Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.



         (b) No amendment may be made under this Section 9.3 which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares outstanding and entitled to vote, or by such other vote as may be established by the Trustees with respect to any series or class of Shares. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.



         (c) A certificate signed by a majority of the Trustees or by the

Secretary or any Assistant Secretary of the Trust, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees or certified by the Secretary or any

Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.



         Notwithstanding any other provision hereof, until such time as a

Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.



         SECTION 9.4. MERGER, CONSOLIDATION AND SALE OF ASSETS. The Trust may

merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the

Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds of such Shares, or by such other vote as may be established by the Trustees with respect to any series or class of Shares; provided,

however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, a Majority Shareholder Vote shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. In respect of any such merger,

consolidation, sale or exchange of assets, any Shareholder shall be entitled to rights of appraisal of his Shares to the same extent as a shareholder of a

Massachusetts business corporation in respect of a merger, consolidation, sale or exchange of assets of a Massachusetts business corporation, and such rights shall be his exclusive remedy in respect of his dissent from any such action.



         SECTION 9.5. INCORPORATION. With approval of a Majority Shareholder

Vote, or by such other vote as may be established by the Trustees with respect to any series or class of Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the

Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust

Property to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to,

subscribe for the Shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the

Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust

Property to such organization or entities.

                                    ARTICLE X



                             REPORTS TO SHAREHOLDERS



         The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                   ARTICLE XI



                                  MISCELLANEOUS



         SECTION 11.1. FILING. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and

in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate.

Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by the Secretary or any Assistant Secretary of the

Trust stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.



         SECTION 11.2. RESIDENT AGENT. The Trust may appoint and maintain a resident agent in the Commonwealth of Massachusetts.



         SECTION 11.3. GOVERNING LAW. This Declaration is executed by the

Trustees with reference to the laws of the Commonwealth of Massachusetts, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.



         SECTION 11.4. COUNTERPARTS. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.



         SECTION 11.5. RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according. to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (a)

the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or
writing, (c) the form of any vote passed at a meeting of Trustees or

Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the

Trustees and their successors.



         SECTION 11.6. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS. (a) The

provisions of the Declaration are severable, and if the Trustee shall determine,

with the advice of counsel, that any of such provisions is in conflict with the

1940 Act, the regulated investment company provisions of the Internal Revenue

Code or with other applicable laws and regulations, the conflicting provisions shall be deemed never to have constituted a part of the Declaration; provided,

however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.



         (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the

Declaration in any jurisdiction.

                                   CERTIFICATE



         The undersigned, Secretary of Prudential-Bache Government Securities

Trust, a business trust organized under the laws of Massachusetts pursuant to a

Declaration of Trust dated September 22, 1981, as heretofore amended (the

"Declaration of Trust"), hereby certifies that the amendments to the Declaration of Trust contained in the Amended and Restated Declaration of Trust attached hereto were duly adopted in the manner provided in Section 9.3(a) of the

Declaration of Trust.



                                        /s/ S. JANE ROSE, SECRETARY

Dated:  September 6, 1988               ----------------------------------

                                            S. Jane Rose, Secretary







State of New York  )

                   :  ss:

County of New York )



         On this sixth day of September, 1988, S. Jane Rose, known to me and known to be the individual described in and who executed the foregoing instrument, personally appeared before me and acknowledged the foregoing instrument to be her free act and deed.





RONALD AMBLARD

Notary Public, State of New York

No. 41-4851945

Qualified in Queens County

Commission Expires                      /s/ RONALD AMBLARD

                                        ----------------------------------

                                            Ronald Amblard

                                            Notary Public

My Commission Expires:  1/6/90